Exhibit 99.1
MGM GROWTH PROPERTIES LLC REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
Las Vegas, Nevada, February 20, 2018 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter and year ended December 31, 2017. Net income attributable to MGP Class A shareholders for the quarter was $8.7 million, or $0.12 per dilutive share and the year ended December 31, 2017 was $41.8 million, or $0.67 per dilutive share.
Financial highlights for the fourth quarter of 2017:

•	Rental revenue was $185.6 million;

•	Net income was $31.7 million, or $0.12 per diluted Operating Partnership unit;

•	Funds From Operations(1) (“FFO”) was $116.5 million, or $0.44 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) was $139.1 million, or $0.52 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) was $184.4 million;

•	General and administrative expenses were $4.0 million; and

•
Acquisition-related costs were $16.2 million, related to the acquisition of the long-term leasehold interest and real property improvements associated with MGM National Harbor casino resort, primarily related to real estate transfer tax and title fees.

Financial highlights for the year ended December 31, 2017:

•	Rental revenue was $675.1 million;

•	Net income was $166.0 million for the year, or $0.66 per diluted Operating Partnership unit;

•	FFO was $460.5 million for the year, or $1.84 per diluted Operating Partnership unit;

•	AFFO was $501.3 million for the year, or $2.01 per diluted Operating Partnership unit;

•	Adjusted EBITDA was $669.8 million for the year; and

•	General and administrative expenses were $12.2 million.

On October 5, 2017, MGP completed the purchase of the long-term leasehold interest and real property improvements associated with MGM National Harbor casino resort for consideration consisting of the assumption of $425 million of debt, $462.5 million of cash and the issuance of 9.8 million Operating Partnership units to a subsidiary of MGM Resorts International (“MGM Resorts”). The assumed debt was repaid in connection with the transaction. Following the transaction, MGM Resorts' indirect ownership percentage in the Operating Partnership is 73.4%.
“2017 was a very successful second year for MGP. We completed the acquisition of the real property of MGM National Harbor which further diversifies our portfolio and is another step in executing on our strategy,” said James Stewart, CEO of MGM Growth Properties. “In the coming year, we will continue to pursue opportunities to selectively add leisure assets that are financially attractive to our portfolio. Sustainably growing our dividend and creating value for our shareholders over the long term remain our top priority.”

MGM National Harbor was added to the existing Master Lease between MGM Resorts and MGP. As a result, the annual rent under the Master Lease increased by $95 million from $661.7 million to $756.7 million, pro rated for the remainder of the 2017 lease year.
The following table provides a reconciliation of MGP's net income to FFO, AFFO and Adjusted EBITDA for the three months and year ended December 31, 2017:

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
	(In thousands, except unit and per unit amounts)
Reconciliation of Non-GAAP Financial Measures
Net income	$31,723	$165,990
Depreciation	69,882	260,455
Property transactions, net	14,918	34,022
Funds From Operations	116,523	460,467
Amortization and write-off of financing costs and cash flow hedge amortization	3,049	12,511
Non-cash compensation expense	393	1,336
Net effect of straight-line rent and amortization of deferred revenue	1,753	4,063
Acquisition-related expenses	16,245	17,304
Amortization of above market lease, net	171	686
Provision for income taxes	1,003	4,906
Adjusted Funds From Operations	139,137	501,273
Interest income	(868)	(3,907)
Interest expense	49,177	184,175
Amortization of financing costs and cash flow hedges	(3,049)	(11,713)
Adjusted EBITDA	$184,397	$669,828
Weighted average Operating Partnership units outstanding
Basic	265,684,823	249,451,258
Diluted	265,833,366	249,634,668

Net income per Operating Partnership units outstanding
Basic	$0.12	$0.67
Diluted	$0.12	$0.66

FFO per Operating Partnership unit
Diluted	$0.44	$1.84
AFFO per Operating Partnership unit
Diluted	$0.52	$2.01

Financial Position
The Company had $259.7 million of cash and cash equivalents as of December 31, 2017. Cash received from rent payments under the master lease for the quarter and year ended December 31, 2017 were $188.2 million and $681.5 million, respectively.
On October 13, 2017, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) made a cash distribution of $101.2 million relating to the third quarter dividend declared with respect to the Operating Partnership units, $73.2 million of which was paid to subsidiaries of MGM Resorts and $28 million was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.3950 per Class A share.
On December 15, 2017, the Company’s Board of Directors declared an increased quarterly dividend of $0.42 per Class A share (based on a $1.68 dividend on an annualized basis) to holders of record on December 29, 2017. On January 16, 2018 the Operating

Partnership made a cash distribution of $111.7 million related to the fourth quarter dividend declared with respect to the Operating Partnership units, $82 million of which was paid to subsidiaries of MGM Resorts and $29.8 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.42 per Class A share.

“We are very proud of our accomplishments in the past year highlighted by the closing of the MGM National Harbor transaction on October 5th funded with our new senior notes and first follow-on equity offering. Through the continued focus on our business model and capital markets execution, we generated value for our shareholders with an 8.4% increase in our dividends for the year,” said Andy Chien, CFO of MGM Growth Properties. “With MGP’s increased financial capacity due to its strong balance sheet and more diversified portfolio, we are well positioned to continue to maximize shareholder value.”
The Company’s long-term debt at December 31, 2017 was as follows (in thousands):

December 31, 2017
Senior Secured Credit Facility:
Term Loan A Facility	$273,750
Term Loan B Facility	1,817,625
Revolving Credit Facility	—
5.625% Senior Notes due 2024	1,050,000
4.50% Senior Notes due 2026	500,000
4.50% Senior Notes due 2028	350,000
Total principal amount of long-term debt	3,991,375
Less: unamortized debt issuance costs	(56,747)
Total long-term debt, net of unamortized debt issuance costs	$3,934,628
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible by webcast at http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 6195826. A replay of the call will be available through Tuesday, February 27, 2018. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10116207. The call will be archived at www.mgmgrowthproperties.com.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization and write-off of financing costs and cash flow hedge amortization, the net amortization of the above market lease, non-cash compensation expense, acquisition related expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net), real estate depreciation, interest income, interest expense (including amortization of financing costs and cash flow hedge amortization), write-off of financing costs, the net amortization of the above market lease, non-cash compensation expense, acquisition related expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.
Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties acquired from MGM Resorts, consisting of ten premier destination resorts in Las Vegas and elsewhere across the United States and one dining and entertainment complex which opened in April 2016. As of December 31, 2017, these properties collectively comprise 27,541 hotel rooms, approximately 2.7 million convention square footage, over 100 retail outlets, over 200 food and beverage outlets and over 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries that MGM Resorts or other entertainment providers may develop in the future. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding its ability to meet its financial and strategic goals and MGP’s ability to further grow its portfolio and drive shareholder value. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues
Rental revenue	$185,557	$163,177	$675,089	$419,239
Tenant reimbursements and other	28,985	20,969	90,606	48,309
	214,542	184,146	765,695	467,548
Expenses
Depreciation	69,882	61,808	260,455	220,667
Property transactions, net	14,918	2,033	34,022	4,684
Reimbursable expenses	28,142	20,889	88,254	68,063
Amortization of above market lease, net	171	172	686	286
Acquisition-related expenses	16,245	79	17,304	10,178
General and administrative	3,966	3,406	12,189	9,896
	133,324	88,387	412,910	313,774
Operating income	81,218	95,759	352,785	153,774
Non-operating income (expense)
Interest income	868	774	3,907	774
Interest expense	(49,177)	(43,898)	(184,175)	(116,212)
Other non-operating	(183)	(287)	(1,621)	(726)
	(48,492)	(43,411)	(181,889)	(116,164)
Income before income taxes	32,726	52,348	170,896	37,610
Provision for income taxes	(1,003)	(1,349)	(4,906)	(2,264)
Net income	31,723	50,999	165,990	35,346
Less: Net (income) attributable to noncontrolling interest	(23,001)	(38,605)	(124,215)	(5,408)
Net income attributable to Class A shareholders	$8,722	$12,394	$41,775	$29,938

Weighted average Class A shares outstanding:
Basic	70,975,569	57,504,001	61,733,136	57,502,158
Diluted	71,124,112	57,760,665	61,916,546	57,751,489

Net income per share attributable to Class A shareholders:
Basic	$0.12	$0.22	$0.68	$0.52
Diluted	$0.12	$0.21	$0.67	$0.52

MGM GROWTH PROPERTIES LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Real estate investments, net	$10,021,938	$9,079,678
Cash and cash equivalents	259,722	360,492
Tenant and other receivables, net	6,385	9,503
Prepaid expenses and other assets	18,487	10,906
Above market lease, asset	44,588	46,161
Total assets	$10,351,120	$9,506,740
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$3,934,628	$3,621,942
Due to MGM Resorts International and affiliates	962	166
Accounts payable, accrued expenses and other liabilities	10,240	10,478
Above market lease, liability	47,069	47,957
Accrued interest	22,565	26,137
Dividend payable	111,733	94,109
Deferred revenue	127,640	72,322
Deferred income taxes, net	28,544	25,368
Total liabilities	4,283,381	3,898,479
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 70,896,795 and 57,500,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	1,716,490	1,363,130
Accumulated deficit	(94,948)	(29,758)
Accumulated other comprehensive income	3,108	445
Total Class A shareholders' equity	1,624,650	1,333,817
Noncontrolling interest	4,443,089	4,274,444
Total shareholders' equity	6,067,739	5,608,261
Total liabilities and shareholders' equity	$10,351,120	$9,506,740